As filed with the Securities and Exchange Commission on August 3, 2009     Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GEN-PROBE INCORPORATED
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	33-0044608
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10210 Genetic Center Drive
San Diego, California	92121
(Address Of Principal Executive Offices)	(Zip Code)

The 2003 Incentive Award Plan of Gen-Probe Incorporated
(Full Title Of The Plan)

Carl W. Hull
President and Chief Executive Officer
Gen-Probe Incorporated
10210 Genetic Center Drive
San Diego, California 92121-4362
Telephone: (858) 410-8000
(Name, Address, Including Zip Code, And Telephone Number, Including Area Code, Of Agent For Service)

Copy to:
Steven M. Przesmicki, Esq.
Cooley Godward Kronish LLP
4401 Eastgate Mall
San Diego, California 92121-9109
Telephone: (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

			Proposed
		Proposed	Maximum
		Maximum	Aggregate
	Amount to be	Offering Price	Offering Price	Amount of
Title of Securities to be Registered	Registered (1)	Per Share (2)	(2)	Registration Fee
Common Stock, par value $0.0001 per share	2,500,000 shares (3)	$37.08	$92,700,000	$5,173

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.0001 per share, or Common Stock, which become issuable under The 2003 Incentive Award Plan of Gen-Probe Incorporated, as amended, or the 2003 Plan, by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) of the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low sales prices of the Registrant’s Common Stock on July 31, 2009, as reported on the Nasdaq Global Select Market, which was $37.08 per share.

(3)	Represents an additional 2,500,000 shares of Common Stock reserved for issuance under the 2003 Plan. On March 20, 2009, the Registrant’s board of directors amended and restated the 2003 Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the 2003 Plan by 2,500,000, from 8,000,000 shares to 10,500,000 shares, and adopted other amendments to the 2003 Plan. At the Registrant’s 2009 annual meeting of stockholders, held on May 14, 2009, the Registrant’s stockholders approved such amended and restated 2003 Plan.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION
STATEMENT ON FORM S-8 NO. 333-135493
     This Registration Statement is being filed to increase the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective. The Registrant previously registered shares of its Common Stock for issuance under the 2003 Plan under the Registration Statement on Form S-8 filed with the Securities and Exchange Commission, or SEC, on June 30, 2006 (File No. 333-135493). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.
PART II
Item 8. Exhibits.

Exhibit
Number	Description of Document

4.1	Form of Amended and Restated Certificate of Incorporation of Gen-Probe Incorporated. (1)

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Gen-Probe Incorporated. (2)

4.3	Amended and Restated Bylaws of Gen-Probe Incorporated. (3)

4.4	Certificate of Elimination of Series A Junior Participating Preferred Stock of Gen-Probe Incorporated. (4)

4.5	Specimen Common Stock certificate. (1)

5.1	Opinion of Cooley Godward Kronish llp.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish llp is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages of this Registration Statement.

99.1	The 2003 Incentive Award Plan of Gen-Probe Incorporated, as adopted by the Board of Directors on March 20, 2009 and approved by the Registrant’s stockholders on May 14, 2009. (5)

99.2	The 2003 Incentive Award Plan Form of Agreements and Grant Notices, as amended. (4)

99.3	The 2003 Incentive Award Plan Form of Restricted Stock Award Agreement and Grant Notice, as amended. (6)

(1)	Filed as an exhibit to, and incorporated by reference herein from, the Registrant’s Amendment No. 2 to Registration Statement on Form 10 filed with the SEC on August 14, 2002.

(2)	Filed as an exhibit to, and incorporated by reference herein from, the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 filed with the SEC on August 9, 2004.

(3)	Filed as an exhibit to, and incorporated by reference herein from, the Registrant’s Current Report on Form 8-K filed with the SEC on February 18, 2009.

(4)	Filed as an exhibit to, and incorporated by reference herein from, the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC on February 23, 2007.

(5)	Filed as an exhibit to, and incorporated by reference herein from, the Registrant’s Current Report on Form 8-K filed with the SEC on May 19, 2009.

(6)	Filed as an exhibit to, and incorporated by reference herein from, the Registrant’s Current Report on Form 8-K filed with the SEC on December 6, 2005.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 3, 2009.

GEN-PROBE INCORPORATED
By:	/s/ Carl W. Hull
Carl W. Hull
President and Chief Executive Officer

POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carl W. Hull and Herm Rosenman, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Carl W. Hull Carl W. Hull	President, Chief Executive Officer, and Director (Principal Executive Officer)	August 3, 2009

/s/ Herm Rosenman Herm Rosenman	Senior Vice President — Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 3, 2009

/s/ Henry L. Nordhoff	Chairman of the Board of Directors	August 3, 2009
Henry L. Nordhoff

/s/ John W. Brown	Director	August 3, 2009
John W. Brown

/s/ Raymond V. Dittamore	Director	August 3, 2009
Raymond V. Dittamore

/s/ Armin M. Kessler	Director	August 3, 2009
Armin M. Kessler

Signature	Title	Date

/s/ John C. Martin, Ph.D.	Director	August 3, 2009
John C. Martin, Ph.D.

/s/ Phillip M. Schneider	Director	August 3, 2009
Phillip M. Schneider

/s/ Lucy Shapiro, Ph.D.	Director	August 3, 2009
Lucy Shapiro, Ph.D.

/s/ Abraham D. Sofaer	Director	August 3, 2009
Abraham D. Sofaer

EXHIBIT INDEX

Exhibit
Number	Description of Document

4.1	Form of Amended and Restated Certificate of Incorporation of Gen-Probe Incorporated. (1)

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Gen-Probe Incorporated. (2)

4.3	Amended and Restated Bylaws of Gen-Probe Incorporated. (3)

4.4	Certificate of Elimination of Series A Junior Participating Preferred Stock of Gen-Probe Incorporated. (4)

4.5	Specimen Common Stock certificate. (1)

5.1	Opinion of Cooley Godward Kronish llp.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish llp is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages of this Registration Statement.

99.1	The 2003 Incentive Award Plan of Gen-Probe Incorporated, as adopted by the Board of Directors on March 20, 2009 and approved by the Registrant’s stockholders on May 14, 2009. (5)

99.2	The 2003 Incentive Award Plan Form of Agreements and Grant Notices, as amended. (4)

99.3	The 2003 Incentive Award Plan Form of Restricted Stock Award Agreement and Grant Notice, as amended. (6)

(1)	Filed as an exhibit to, and incorporated by reference herein from, the Registrant’s Amendment No. 2 to Registration Statement on Form 10 filed with the SEC on August 14, 2002.

(2)	Filed as an exhibit to, and incorporated by reference herein from, the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 filed with the SEC on August 9, 2004.

(3)	Filed as an exhibit to, and incorporated by reference herein from, the Registrant’s Current Report on Form 8-K filed with the SEC on February 18, 2009.

(4)	Filed as an exhibit to, and incorporated by reference herein from, the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC on February 23, 2007.

(5)	Filed as an exhibit to, and incorporated by reference herein from, the Registrant’s Current Report on Form 8-K filed with the SEC on May 19, 2009.

(6)	Filed as an exhibit to, and incorporated by reference herein from, the Registrant’s Current Report on Form 8-K filed with the SEC on December 6, 2005.